Exhibit 99.1

OMNIQ RECEIVES $5.0M IN PURCHASE ORDERS FOR THE SUPPLY OF HARDWARE, SOFTWARE AND SERVICES FOR ONE OF THE LARGEST US BASED FOOD AND DRUG CHAINS.

SALT LAKE CITY, January 24, 2024 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, announced today that it received $5.0M in Purchase Orders for Hardware, software, IT licenses and services from one of the largest Food and Drugs chains in the US.

The order includes IOT Supply Chain devices, software, services and support, which omniQ® will provide. The project aims to modernize and upgrade the customer’s equipment based on handheld devices, used in managing the customer’s total supply chain level operations within its warehouses, distribution centers, and up to the point of delivery to their customer. The software manages the devices deployed throughout the customer’s operations and stores. With State-of-the-Art capabilities, it allows for total device tracking and tracing while providing proactive, preventive maintenance by real-time hardware monitoring and remote capabilities. In addition, the software solution provides data analytics which allows for customizable reports and ultimately drives further efficiencies.

Shai Lustgarten, CEO, of omniQ® commented “We are proud to announce this order with innovative features from one of the largest and most prestigious corporations worldwide. Our team’s dedication to meeting the evolving demands of our long-standing customers has been instrumental in fostering enduring partnerships and significant orders.”

About OMNIQ Corp:

omniQ® Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Their customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the smart parking market, forecasted to grow to $16.4 billion by 2030 and the fast-casual restaurant sector expected to reach $209 billion by 2027.

The technology and services provided by OMNIQ help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com